As filed with the Securities and Exchange                     Page 1 of __ pages
Commission on August ___, 2001                                     Reg. No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          CATEGORY 5 TECHNOLOGIES, INC.
              (Exact name of registration as specified in charter)

      Nevada                                          88-036779-2
(State of incorporation)                 (I.R.S. Employer Identification Number)

                     4505 South Wasatch Boulevard, Suite 370
                           Salt Lake City, Utah 84117
                                 (801) 424-2999
                    (Address of principal Executive Offices)

             Category 5 Technologies, Inc. Long Term Incentive Plan
               Category 5 Technologies, Inc. Director Option Plan
                           Director Option Agreements
                            (Full title of the Plan)

                               Mitchell L. Edwards
                          Category 5 Technologies, Inc.
                     4505 South Wasatch Boulevard, Suite 370
                           Salt Lake City, Utah 84124
                                 (801) 424-2999
            (Name, address and telephone number, including area code,
                              of agent for service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                         CALCULATION OF REGISTRATION FEE


========================= ====================== ======================= ====================== ======================

         Title of               Proposed               Proposed
        Securities               Amount                 Maximum                 Maximum               Amount Of
          To Be                   To Be              Offering Price            Aggregate            Registration
        Registered             Registered(1)           Per Share(2)          Offering Price               Fee
        __________             __________              __________             __________             __________

      Common Stock              4,600,000                $0.04                     $184,000              $
      $.001 par value
========================= ====================== ======================= ====================== ======================

--------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Stock Plan as amended by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended

                          Category 5 Technologies, Inc.
                       Form S-8 Registration Statement For
             Category 5 Technologies, Inc. Long Term Incentive Plan
               Category 5 Technologies, Inc. Director Option Plan
                           Director Option Agreements

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of common stock, $.001 par value ("Common Stock") of Category 5 Technologies, Inc. (the "Company") in connection with the Category 5 Technologies, Inc. Long Term Incentive Plan, the Category 5 Technologies, Inc. Director Option Plan and Director Option Plan Agreements (collectively, the "Plan").

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Category 5 Technologies, Inc. (the "Company" or the "Registrant") hereby incorporates by reference in this Registration Statement the following
Documents:

              (a) The Company's annual report on Form 10-KSB, for the fiscal year ended June 30, 2000, filed with the Securities and Exchange Commission ("SEC") on October 13, 2000.

              (b) The Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 21, 2001.

              (c) The Company's 8-K/A Report filed with the SEC on August 15, 2001.

              (d) The Company's 14C Definitive Proxy Statement filed with the SEC on July 19, 2001.

              (e) The description of the Company's Common Stock included in the Company's Registration Statement on Form 10-SB/A filed with the SEC on June 4, 1999.

              (f) All documents  subsequently  filed by the Company  pursuant to
         Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statements which indicates that all of the securities offered have been sold or which in this Registration

         Statement deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Officers and Directors
         -----------------------------------------

         Nevada law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Bylaws of the Company require it to indemnify its directors and officers, including circumstances in which indemnification is otherwise discretionary under Nevada law. The Bylaws may require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director and officer insurance, if available on reasonable terms. The Company's Articles of Incorporation provide for indemnification of its directors and officers to the maximum extent permitted by Nevada law, and its Bylaws provide for indemnification of its directors, officers, employees and other agents as permitted by Nevada law.

Item 7.  Exemption from Registration
         ---------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         Exhibit Index located at Page 8

Item 9.  Undertakings
         ------------

         A.  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Salt Lake, State of Utah, on August ___, 2001.

                                           CATEGORY 5 TECHNOLOGIES, INC.


                                           By:__________________________________
                                              Mitchell L. Edwards
                                              President, Chief Financial Officer

         KNOW BY ALL MEN THESE PRESENTS, that the persons whose signatures appear below constitute and appoint William C. Gibbs and Mitchell L. Edwards, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstition, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the Category 5 Technologies, Inc. Long Term Incentive Plan, Director Option Plan and Director Option Agreements and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement and any amendments to Registration Statement have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the Registrant meets all of the requirements for filing on Form S-8.

Signature                        Title                               Date


_________________________
William C. Gibbs            Chairman and
                            Chief Executive Officer             August ___, 2001


_________________________
Mitchell L. Edwards         Director, President and Chief       August ___, 2001
                            Financial Officer

_________________________
Paul Anderson               Director                            August ___, 2001


_________________________
Brad Crawford               Director                            August ___, 2001


_________________________
Edward P. Mooney            Director                            August ___, 2001

                                INDEX TO EXHIBITS


EXHIBIT NUMBER             DESCRIPTION
--------------             -----------

     5.1             Opinion of Branden T. Burningham

     23.1 Consent of Branden T. Burningham (included in the opinion filed as Exhibit 5.1)

     23.2            Consent of David T. Thompson P.C.

     24.1            Power of Attorney (included on signature page)

     99.1            Category 5 Technologies, Inc. Long Term Incentive Plan

     99.2            Category 5 Technologies, Inc. Director Option Plan

     99.3            Director Option Agreements